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                                                                EXHIBIT 10(b)

                              EMPLOYMENT AGREEMENT

         AGREEMENT by and between Fuqua Enterprises, Inc., a Delaware corporation (the "Company") and Brady W. Mullinax, Jr. (the "Executive"), dated as of July 1, 1997.

         The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1.      Certain Definitions.

                 (a) The "Effective Date" shall mean the date of this Agreement as set forth above, July 1, 1997.

                 (b) The "Employment Period" shall mean the period commencing on the Effective Date and ending on the earlier of (i) the second anniversary of the Effective Date, or (ii) the termination of the Executive's employment pursuant to Section 5 of this Agreement; provided, however, that commencing on the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give written notice to the Executive that the Employment Period shall not be so extended.

         2. Change of Control. For the purposes of this Agreement, a "Change of Control" shall mean:

                 (a) The acquisition, in one or more transactions, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of
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20% or more of either (i) the then outstanding shares of common stock of the
Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition pursuant to a public offering of securities by the Company, (ii) any acquisition if, immediately thereafter, members of the Fuqua family, collectively, continue to own more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities than any other Person or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), (iii) and (iv) of subsection (c) of this Section 2; or

                 (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock ("Outstanding Resulting Company Common Stock") and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Outstanding Resulting Company Voting Securities"), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business

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Combination, (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, and (iv) members of the Fuqua family, collectively, continue to own more of the Outstanding Resulting Company Common Stock and the Outstanding Resulting
Company Voting Securities than any other Person; or

         (d)     A liquidation of the Company; or

         (e) Any change in the Board, or in the board of directors of any corporation resulting from a Business Combination, such that Fuqua Nominees (as defined below) hold less than a majority of the board of director positions in the Company or such corporation. For purposes of this subsection (e), "Fuqua Nominees" shall mean any member of the Fuqua family and any other individual whose election, or nomination for election, as a director of the Company or of such corporation was approved by a member of the Fuqua family; provided, however, that no individual other than a member of the Fuqua family shall be deemed a Fuqua Nominee if that person's election, or nomination for election, as a director of the Company or such corporation was also approved by, or at the request of, another Person who owns beneficially the lesser of: (i) as many or more shares of Outstanding Company Common Stock or Outstanding Company Voting Securities as then owned beneficially by the Fuqua family, or (ii) 20% of the Outstanding Company Common Stock or Outstanding Company Voting Securities.

         3. Employment. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the Employment Period.

         4.      Terms of Employment.

                 (a)      Position and Duties.

                          (i)  During the Employment Period, (A) the
Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the principle executive offices of the Company, as the same may be located from time to time; provided that this Agreement shall not prohibit the assignment to Executive on a reasonable and temporary basis of duties at any office or location other than such principle office location.

                          (ii)  During the Employment Period, and excluding any
periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the





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Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                 (b)      Compensation.

                          (i)  Base Salary.  During the Employment Period, the
Executive shall receive an annual base salary ("Annual Base Salary") of $200,000, which shall be paid in accordance with the normal payroll policies of the Company. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                          (ii) Annual Bonus.  In addition to Annual Base
Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest bonus from the Company for the last full fiscal year prior to the Effective Date. Each such Annual Bonus shall be paid in the fiscal year in which it is awarded or, at the Executive's option, no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

                          (iii) Incentive, Savings and Retirement Plans.
During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than those provided to Executive as of the Effective Date. It shall not be a violation of this Section for the





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Company to provide, in lieu of the grant of stock options, an incentive bonus program that is based on objective performance goals established by the Board or a committee of the Board.

                          (iv) Welfare Benefit Plans.  During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, and in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than those provided to Executive as of the Effective Date.

                          (v)  Expenses.  During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures in effect for other peer executives of the Company and its affiliated companies and in no event less favorable than those policies, practices and procedures in effect as of the Effective Date.

                          (vi) Fringe Benefits.  During the Employment Period,
the Executive shall be entitled to fringe benefits, including, without limitation, payment of club dues, and use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for other peer executives of the Company and its affiliated companies and in no event less favorable than those benefits provided to Executive as of the Effective Date.

                         (vii) Office and Support Staff.  During the
Employment Period, the Executive shall be entitled to an office of a size and with furnishings and other appointments, and secretarial and other assistance, at least comparable to that provided to Executive as of the Effective Date.

                        (viii) Vacation. During the Employment Period, the Executive shall be entitled to four weeks paid vacation per year.

         5.      Termination of Employment.

                 (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its





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intention to terminate the Executive's employment.  In such event, the
Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.
For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                 (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                          (i)  the willful and continued failure of the
Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), for at least 30 days after a written demand for substantial performance is delivered to the Executive by the Board or the Executive Committee of the Company which specifically identifies the manner in which the Board or the Executive Committee believes that the Executive has not substantially performed the Executive's duties, or

                          (ii)  the willful engaging by the Executive in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Executive Committee, the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                 (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall





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mean:

                          (i)   the assignment to the Executive of any duties
materially inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                          (ii)  any failure by the Company to comply with any
of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                          (iii) the Company's requiring the Executive to be
based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                          (iv)  any termination by the Company of the
Executive's employment otherwise than for Cause, Death or Disability; or

                          (v)   any failure by the Company to comply with and
satisfy Section 11(c) of this Agreement.

         For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason at least 90 but not more than 120 days following consummation of a Change of Control or during the 30-day period immediately following the first anniversary of a Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement. If at any time prior to a Change of Control, the Executive gives written notice of his probable intention to terminate employment during the first such window period, there shall be deposited into escrow immediately prior to the Change of Control the cash amounts payable to the Executive pursuant to Section 6(a) of this Agreement.
If the Executive in fact terminates his employment during such window period, the escrowed funds will be released to him at that time. If he does not terminate his employment during such first window period, the escrowed funds will be released to the Company at the end of such window period, without prejudice to the Company's obligation to pay such amounts when and if they later become due under Section 6(a). Any interest earned on the escrowed funds during escrow will be paid to the Company.

                 (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination





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to the other party hereto given in accordance with Section 12(b) of this
Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                 (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         6.      Obligations of the Company upon Termination.

                 (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                          (i)  the Company shall pay to the Executive in a lump
sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                  A.       the sum of (1) the Executive's
Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year during or prior to the Employment Period and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and





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                                  B.       the amount equal to the product of
(1) two and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Annual Bonus paid or payable to the Executive, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year during or prior to the Employment Period; and

                          (ii)    for two years after the Executive's Date of
Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period;

                          (iii)   the Company shall, at its sole expense as
incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion;

                          (iv)    the Company shall pay the balance necessary to
purchase the automobile then being leased for the Executive for his use and shall transfer title of such automobile to the Executive;

                          (v)     if such termination occurs within one year
prior to a Change in Control, the Company shall pay to the Executive in a lump sum in cash on the date immediately prior to such Change in Control the amount specified in Section 10(e) as compensation for the Restrictive Covenants set forth in Section 10 of this Agreement; and

                          (vi)    to the extent not theretofore paid or
provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"), and, in this regard, in the event of a Change in Control, all of the Executive's outstanding options to acquire stock of the Company shall be treated consistently with all other similar options held by other employees of the Company.





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                 (b)      Death.  If the Executive's employment is terminated
by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

                 (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.
With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

                 (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.





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         7.      Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to
Section 12(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur (i) in connection with the review, negotiation and completion of this Agreement and/or (ii) as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         9.      Limitation of Benefits.

                 (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any benefit, payment or distribution by the Company to or for the benefit of the Executive (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would, if paid, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Payment shall be reduced to the extent necessary of avoid the imposition of the Excise Tax. The Executive may select the Payments to be limited or reduced.

                 (b)      All determinations required to be made under this
Section 9, including whether an Excise Tax would otherwise be imposed and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the

Executive that a Payment is due to be made, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this
Section 9 ("Underpayment"), consistent with the calculations required to be made hereunder. The Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         10.     Restrictions on Conduct of the Executive.

                 (a) General. The Executive and the Company understand and agree that the purpose of the provisions of this Section 10 is to protect legitimate business interests of the Company, as more fully described below, from and after a Change of Control and is not intended to impair or infringe upon the Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. The Executive hereby acknowledges that the post-employment restrictions set forth in this Section 10 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law upon the restrictions set forth herein, the Executive shall be subject to the restrictions set forth in this Section 10.

                 (b) Definitions. The following capitalized terms used in this Section 10 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

                 "Competitive Services" means any of the following services provided by the Company through its medical products and leather tannery businesses: (i) the manufacture, marketing, import, sale and distribution of durable medical equipment products for the acute, long-term and home health care markets, including beds, patients aids, specialty seating, bathroom safety products, mobility products, vacuum systems, therapeutic support systems and heat and cold packs for medical and consumer use (the "Medical Products Services"), and (ii) the tanning and finishing of leather from cowhide for manufacturers of shoes, handbags, furniture and personal leather goods (the "Leather Business Services").

                 "Confidential Information" means any confidential or proprietary information possessed by the Company or its affiliated companies or relating to its or their business, including without limitation, any confidential "know-how", customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a trade secret under the common law or statutory law of the State of Delaware.

                 "Determination Date" means the date of termination of the Executive's employment with the Company for any reason whatsoever or any earlier date (during the Restricted Period) of an alleged breach of the Restrictive Covenants by the Executive.

                 "Person" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

                 "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

                 "Protected Customer" means a customer of the Company or its affiliated companies who or which obtained goods or services from the Company or its affiliated companies within one (1) year prior to the Determination Date.

                 "Protected Employees" means employees of the Company or its affiliated companies who were employed by the Company or its affiliated companies at any time within six (6) months prior to the Determination Date.

                 "Restricted Period" means that portion of the Employment Period from and after a Change of Control plus a period extending two (2) years from the Date of Termination.

                 "Restricted Territory" means (i) with respect to the Medical Products Services, the area within a 20-mile radius of the Company's current corporate headquarters in Atlanta, Georgia, the areas within a 20-mile radius of each of the Company's current medical products facilities in Atlanta, Georgia, Bay Shore, New York, Fond du Lac, Wisconsin, and Rancho Cucumonga, California, and the area within a 20-mile radius of the current medical products facility of the Company's subsidiary, Prism Enterprises, Inc., in San Antonio, Texas, and (ii) with respect to the Leather Business Services, the area within a 20-mile radius of the Company's current corporate headquarters in Atlanta, Georgia, and the areas within a 20-mile radius of the current leather tannery and fabrication facilities of the Company's subsidiary, Irving Tanning Company, in Hartland, Maine.

                 "Restrictive Covenants" means the restrictive covenants contained in Section 10(c) hereof.

                 (c)      Restrictive Covenants.

                          (i)     Restriction on Disclosure and Use of
Confidential Information. The Executive understands and agrees that the Confidential Information constitutes a valuable asset of the Company and its affiliated entities, and may not be converted to the Executive's own use. Accordingly, the Executive hereby agrees that the Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and the Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or the Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

                          (ii)    Nonsolicitation of Protected Employees.  The
Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to the Executive's own use. Accordingly, the Executive hereby agrees that during the Restricted Period the Executive shall not directly or indirectly on the Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company.

                          (iii)   Nonsolicitation of Protected Customers.  The
Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to the Executive's own use. Accordingly, the Executive hereby agrees that, during the Restricted Period, the Executive shall not, without the prior written consent of the Company, directly or indirectly, on the Executive's own behalf or as a Principal or Representative of any Person or otherwise, solicit a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the Date of Termination. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on Company's behalf; (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) he obtained Confidential Information about the Protected Customer as a result of his association with the Company.

                          (iv)    Noncompetition with the Company.  During the
Restricted

Period and within the applicable Restricted Territory, the Executive shall not, directly or indirectly, on his own or on behalf of any Person, provide strategic planning, policy making or management services for any entity which provides Competitive Services in competition with the Company or its affiliated companies. Notwithstanding the above, it shall not be a violation of this covenant for the Executive, after the Date of Termination, to join an investment banking, venture capital, financial advisory or accounting firm that represents, or engages in any business or investment activity with, an entity that provides Competitive Services, as long as the Executive is not directly involved in such representation, engagement or activity.

                 (d) Exceptions from Disclosure Restrictions. Anything herein to the contrary notwithstanding, the Executive shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Executive or his agent; (ii) becomes available to the Executive in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; (iii) was known to the Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to the Executive by the Company or its affiliated entities or one of its or their officers, employees, agents or representatives; or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, the Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by the Executive.

                 (e) Consideration for the Restrictive Covenants. In consideration for the Executive entering into the Restrictive Covenants, the Company shall pay to the Executive the amount of $555,000, payable in a lump sum on the date immediately prior to a Change of Control which occurs not later than one year after the Employment Period.

                 (f)      Enforcement of the Restrictive Covenants.

                          (i)     Rights and Remedies Upon Breach.  In the
event the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                                  A.       the right and remedy to enjoin,
         preliminarily and permanently, the Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                                  B.       the right and remedy to require the
         Executive to account for and pay over to the Company a prorata portion of the consideration paid for the Restricted Covenants, based on the number of days remaining in the Restricted Period; provided, that the Company's right and remedy under this clause B shall not apply unless the Company shall have given the Executive notice of the breach of the Restrictive Covenants and the Executive shall not have cured such breach, if curable, within 30 days after receipt of such notice.

                          (ii)    Severability of Covenants.  The Executive
acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         11.     Successors.

                 (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                 (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                 (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         12.     Miscellaneous.

                 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                 (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Executive:

                 Brady W. Mullinax, Jr.
                 116 Huntington Road
                 Atlanta, Georgia 30309

                 If to the Company:

                 Fuqua Enterprises, Inc.
                 One Atlantic Center
                 1201 West Peachtree Street
                 Suite 5000
                 Atlanta, Georgia 30309
                 Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                 (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                 (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                 (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                 (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will.". From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

                 (g) Sections 6, 7, 8, 9 and 10 of this Agreement shall survive the termination of Executive's Employment under this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                         /s/ Brady W. Mullinax, Jr.
                                         ----------------------------------
                                         Brady W. Mullinax, Jr.


                                         FUQUA ENTERPRISES, INC.


                                         By: /s/ J. Rex Fuqua
                                         ----------------------------------
                                         J. Rex Fuqua